              _____________________________________________________


                           ENERGY WEST INCORPORATED



                                      and


                            NORWEST BANK MINNESOTA,

                             NATIONAL ASSOCIATION


                                    Trustee


              _____________________________________________________


                                   INDENTURE



                            Dated as of ______, 1997


              _____________________________________________________


                                  $8,000,000


                           __% Notes due June 1, 2012


              _____________________________________________________

                             ENERGY WEST INCORPORATED

      Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of __________, 1997

                              CROSS-REFERENCE TABLE*

    TRUST INDENTURE
      ACT SECTION                                      INDENTURE SECTION
    ---------------                                    -----------------
    310 (a)(1) . . . . . . . . . . . . . . . . . . . . . . . 7.10(a)
        (a)(2) . . . . . . . . . . . . . . . . . . . . . . . 7.10(a)
        (a)(3) . . . . . . . . . . . . . . . . . . . . . . . 7.12
        (a)(4) . . . . . . . . . . . . . . . . . . . . . . . N.A.**
        (a)(5) . . . . . . . . . . . . . . . . . . . . . . . 7.10(b)
           (b) . . . . . . . . . . . . . . . . . . . . . . . 7.08; 7.10; 11.02
           (c) . . . . . . . . . . . . . . . . . . . . . . . N.A.**
       311 (a) . . . . . . . . . . . . . . . . . . . . . . . 7.11
           (b) . . . . . . . . . . . . . . . . . . . . . . . 7.11
           (c) . . . . . . . . . . . . . . . . . . . . . . . N.A.**
       312 (a) . . . . . . . . . . . . . . . . . . . . . . . 2.05
           (b) . . . . . . . . . . . . . . . . . . . . . . . 11.03
           (c) . . . . . . . . . . . . . . . . . . . . . . . 11.03
       313 (a) . . . . . . . . . . . . . . . . . . . . . . . 7.06
        (b)(1) . . . . . . . . . . . . . . . . . . . . . . . N.A.**
        (b)(2) . . . . . . . . . . . . . . . . . . . . . . . 7.06
           (c) . . . . . . . . . . . . . . . . . . . . . . . 11.02
           (d) . . . . . . . . . . . . . . . . . . . . . . . 7.06
       314 (a) . . . . . . . . . . . . . . . . . . . . . . . 4.02; 4.10; 11.02
           (b) . . . . . . . . . . . . . . . . . . . . . . . N.A.**
        (c)(1) . . . . . . . . . . . . . . . . . . . . . . . 11.04
        (c)(2) . . . . . . . . . . . . . . . . . . . . . . . 11.04
        (c)(3) . . . . . . . . . . . . . . . . . . . . . . . N.A.**
           (d) . . . . . . . . . . . . . . . . . . . . . . . N.A.**
           (e) . . . . . . . . . . . . . . . . . . . . . . . 11.05
           (f) . . . . . . . . . . . . . . . . . . . . . . . N.A.**
       315 (a) . . . . . . . . . . . . . . . . . . . . . . . 7.01(b)
           (b) . . . . . . . . . . . . . . . . . . . . . . . 7.05; 11.02
           (c) . . . . . . . . . . . . . . . . . . . . . . . 7.01(a)
           (d) . . . . . . . . . . . . . . . . . . . . . . . 7.01(c)
           (e) . . . . . . . . . . . . . . . . . . . . . . . 6.11

    316 (a) (last sentence). . . . . . . . . . . . . . . . . 2.09
            (a)(1)(A). . . . . . . . . . . . . . . . . . . . 6.05
            (a)(1)(B). . . . . . . . . . . . . . . . . . . . 6.04
               (a)(2). . . . . . . . . . . . . . . . . . . . N.A.**
                  (b). . . . . . . . . . . . . . . . . . . . 6.07
                  (c). . . . . . . . . . . . . . . . . . . . 6.14
            317(a)(1). . . . . . . . . . . . . . . . . . . . 6.08
               (a)(2). . . . . . . . . . . . . . . . . . . . 6.09
                  (b). . . . . . . . . . . . . . . . . . . . 2.04
              318 (a). . . . . . . . . . . . . . . . . . . . 11.01
                  (b). . . . . . . . . . . . . . . . . . . . N.A.**
                  (c). . . . . . . . . . . . . . . . . . . . 11.01

____________________________

* This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

**  N.A. means not applicable.

                                   TABLE OF CONTENTS

SECTION    HEADING                                                  PAGE

           DEFINITIONS AND INCORPORATION BY REFERENCE . . . .         1

1.01       Definitions. . . . . . . . . . . . . . . . . . . .         1
1.02       Other Definitions. . . . . . . . . . . . . .               6
1.03       Incorporation by Reference of Trust Indenture Act          6
1.04       Rules of Construction. . . . . . . . . . . . . . .         6

           THE NOTES. . . . . . . . . . . . . . . . . . . . .         7

2.01       Authorization and Description; Form and Dating . .         7
2.02       Execution and Authentication . . . . . . . . . . .         8
2.03       Registrar and Paying Agent . . . . . . . . . . . .         8
2.04       Paying Agent to Hold Money in Trust. . . . . . . .         9
2.05       Noteholder Lists . . . . . . . . . . . . . . . . .         9
2.06       Transfer and Exchange. . . . . . . . . . . . . . .         9
2.07       Replacement Notes. . . . . . . . . . . . . . . . .        10
2.08       Outstanding Notes. . . . . . . . . . . . . . . . .        10
2.09       Treasury Notes . . . . . . . . . . . . . . . . . .        11
2.10       Temporary Notes. . . . . . . . . . . . . . . . . .        11
2.11       Cancellation . . . . . . . . . . . . . . . . . . .        11
2.12       Defaulted Interest . . . . . . . . . . . . . . . .        11
2.13       Persons Deemed Owners. . . . . . . . . . . . . . .        11

           REDEMPTION OF NOTES AT CORPORATION'S OPTION. . . .        12

3.01       Redemption Right at Corporation's Option . . . . .        12
3.02       Notices to Trustee . . . . . . . . . . . . . . . .        12
3.03       Selection of Notes to be Redeemed. . . . . . . . .        12
3.04       Notice of Redemption . . . . . . . . . . . . . . .        13
3.05       Effect of Notice of Redemption . . . . . . . . . .        13
3.06       Deposit of Redemption Price. . . . . . . . . . . .        13
3.07       Notes Redeemed in Part . . . . . . . . . . . . . .        13

           COVENANTS. . . . . . . . . . . . . . . . . . . . .        14

4.01       Payment of Notes . . . . . . . . . . . . . . . . .        14
4.02       Reporting. . . . . . . . . . . . . . . . . . . . .        14
4.03       Corporate Existence. . . . . . . . . . . . . . . .        14
4.04       Payment of Taxes and Other Claims. . . . . . . . .        14
4.05       Restrictions on Sale of Assets . . . . . . . . . .        15

4.06       Restrictions on Liens or Secured Indebtedness  . .        15
4.07       Restrictions on Incurring Additional Fund Debt . .        16
4.08       Restrictions on the Declaration of Dividends . . .        17
4.09       Reports to Governmental Agencies . . . . . . . . .        17
4.10       Compliance Certificate . . . . . . . . . . . . . .        17

           SUCCESSORS . . . . . . . . . . . . . . . . . . . .        18

5.01       When Corporation May Merge, etc. . . . . . . . . .        18

           DEFAULTS AND REMEDIES. . . . . . . . . . . . . . .        18

6.01       Events of Default. . . . . . . . . . . . . . . . .        18
6.02       Acceleration . . . . . . . . . . . . . . . . . . .        21
6.03       Other Remedies . . . . . . . . . . . . . . . . . .        21
6.04       Waiver of Past Default . . . . . . . . . . . . . .        21
6.05       Control by Majority. . . . . . . . . . . . . . . .        21
6.06       Limitation on Suits. . . . . . . . . . . . . . . .        22
6.07       Rights of Holders to Receive Payment . . . . . . .        22
6.08       Collection Suit by Trustee . . . . . . . . . . . .        22
6.09       Trustee May File Proofs of Claim . . . . . . . . .        22
6.10       Priorities . . . . . . . . . . . . . . . . . . . .        23
6.11       Undertaking for Costs. . . . . . . . . . . . . . .        23
6.12       Waiver of Stay or Extension Laws . . . . . . . . .        23
6.13       Restoration of Rights and Remedies . . . . . . . .        24
6.14       Record Date. . . . . . . . . . . . . . . . . . . .        24

           TRUSTEE. . . . . . . . . . . . . . . . . . . . . .        24

7.01       Duties of Trustee. . . . . . . . . . . . . . . . .        24
7.02       Rights of Trustee. . . . . . . . . . . . . . . . .        25
7.03       Individual Rights of Trustee . . . . . . . . . . .        26
7.04       Trustee's Disclaimer . . . . . . . . . . . . . . .        26
7.05       Notice of Defaults . . . . . . . . . . . . . . . .        26
7.06       Reports by Trustee to Holders. . . . . . . . . . .        26
7.07       Compensation and Indemnity . . . . . . . . . . . .        26
7.08       Replacement of Trustee . . . . . . . . . . . . . .        27
7.09       Successor Trustee by Merger, etc.. . . . . . . . .        28
7.10       Eligibility; Disqualification. . . . . . . . . . .        28
7.11       Preferential Collection of Claim Against Corporation      30
7.12       Appointment of Co-Trustee. . . . . . . . . . . . .        30

           DISCHARGE OF INDENTURE . . . . . . . . . . . . . .        31

8.01       Termination of Corporation's Obligations . . . . .        31
8.02       Application of Trust Money . . . . . . . . . . . .        32
8.03       Repayment to Corporation . . . . . . . . . . . . .        32

           AMENDMENTS, SUPPLEMENTS, AND WAIVERS . . . . . . .        32

9.01       Without Consent of Holders . . . . . . . . . . . .        32
9.02       With Consent of Holders. . . . . . . . . . . . . .        32
9.03       Compliance with Trust Indenture Act. . . . . . . .        33
9.04       Revocation and Effect of Consents. . . . . . . . .        33
9.05       Notation on or Exchange of Notes . . . . . . . . .        33
9.06       Trustee Protected. . . . . . . . . . . . . . . . .        33

           REDEMPTION OF NOTES AT HOLDER'S OPTION . . . . . .        33

10.01      Redemption Right at Holder's Option. . . . . . . .        33

           MISCELLANEOUS. . . . . . . . . . . . . . . . . . .        33

11.01      Trust Indenture Act Controls . . . . . . . . . . .        33
11.02      Notices. . . . . . . . . . . . . . . . . . . . . .        33
11.03      Communication by Holders with Other Holders. . . .        35
11.04      Certificate and Opinion as to Conditions Precedent        35
11.05      Statements Required in Certificate or Opinion. . .        35
11.06      Rules by Trustee and Agent . . . . . . . . . . . .        35
11.07      Legal Holidays . . . . . . . . . . . . . . . . . .        36
11.08      No Recourse Against Others . . . . . . . . . . . .        36
11.09      Duplicate Originals. . . . . . . . . . . . . . . .        36
11.10      Governing Law. . . . . . . . . . . . . . . . . . .        36
11.11      Table of Contents, Headings, etc.. . . . . . . . .        36

SIGNATURES. . . . . . . . . . . . . . . . . . . . . . . . . .        37

ACKNOWLEDGEMENTS. . . . . . . . . . . . . . . . . . . . . . .        38

EXHIBIT A - FORM OF GLOBAL SECURITY . . . . . . . . . . . . .       A-1

EXHIBIT B - FORM OF NOTE. . . . . . . . . . . . . . . . . . .       B-1

                    INDENTURE dated as of _________, 1997, between ENERGY WEST INCORPORATED, a Montana corporation ("Corporation"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America ("Trustee").

                    Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Corporation's __% Notes due June 1, 2012 ("Notes"):


                                  ARTICLE 1

                    DEFINITIONS AND INCORPORATION BY REFERENCE

                    SECTION 1.01.  DEFINITIONS.

                    "AFFILIATE" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation.

                    "AGENT" means any Registrar, Paying Agent or co-registrar or agent for service of notices and demands. See Section 2.03.

                    "BENEFICIAL OWNER" is the Person who has the right to sell, transfer or otherwise dispose of an interest in the Notes and the right to receive the proceeds therefrom, as well as interest, principal and premium (if any) payable in respect thereof.

                    "BOARD OF DIRECTORS" means the Board of Directors of the Corporation or any authorized committee of the Board.

                    "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect.

                    "CAPITALIZED LEASE" means any lease of property (real, personal or mixed) which in accordance with generally accepted accounting principles in effect from time to time during the term (original or renewal) of such lease is required to be capitalized on a balance sheet of the lessee.

                    "CAPITALIZED LEASE OBLIGATION" means at any time, the aggregate amount included as a liability on the balance sheet of the lessee with respect to the present value of the minimum rental commitment under a Capitalized Lease of the lessee.

                    "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock.

                    "COMMON STOCK" means the common stock, par value $0.15 per share, of the Corporation as the same exists at the date of this Indenture or as such stock shall be constituted from time to time.

                    "CONSOLIDATED", when used in conjunction with any other defined term means the aggregate amount of the items included within the defined term of the Corporation and any Subsidiary (provided, however, that in the case of a Subsidiary, the amount of the items included within the defined term of such Subsidiary shall be calculated only with respect to the Corporation's percentage ownership interest in such Subsidiary) on a consolidated basis eliminating inter-company items.

                    "CONSOLIDATED NET INCOME" for any period means the aggregate of the net income of the Corporation and its Subsidiaries for such period after eliminating all inter-company items and portions of earnings properly attributable to minority interests, if any, in shares of capital stock of such Subsidiaries, and after eliminating any extraordinary gains or losses on the sale or other disposition of investments, fixed assets or capital assets, and any tax deductions or credits on account of such excluded gains or losses, all computed in accordance with generally accepted accounting principles.

                    "CONSOLIDATED NET INCOME AVAILABLE FOR INTEREST CHARGES" for any period means Consolidated Net Income for such period, plus (without duplication) all amounts deducted in the computation thereof on account of
(i) Interest Charges on Consolidated Indebtedness, and (ii) taxes in respect of income and excess profits.

                    "CORPORATE TRUST OFFICE" means the office of the Trustee located in Minneapolis, Minnesota, at which at any time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0069, Attention: Corporate Trust Department.

                    "CORPORATION" means the party named as such above until a successor replaces it pursuant to the applicable provisions of the Indenture and thereafter means the successor.

                    "DEFAULT" means any event which is, or after notice or passage of time would be, an Event of Default.

                    "DEFERRED INCOME TAXES" means all taxes in respect of income and excess profits not due within one year from the date of accrual thereof in accordance with generally accepted accounting principles.

                    "DEPOSITORY" means The Depository Trust Company in the City of New York and any successor to such Person.

                    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as from time to time amended.

                    "FUNDED DEBT" means all Indebtedness maturing one year or more from the date of the creation thereof. Deferred Income Taxes do not constitute Funded Debt.

                    "GLOBAL SECURITY" means a security evidencing all of the Notes issued to the Depository or its nominee and registered in the name of such Depository or nominee.

                    "HOLDER" OR "NOTEHOLDER" means a person in whose name a Note is registered; provided, however, that for purposes of Sections 6.06 and 6.07 and Article 10 hereof, such terms shall also include the Beneficial Owner of any Note.

                    "INDEBTEDNESS" of a Person means (i) all amounts in respect of borrowed money (excluding capital stock, earned and capital surplus and general contingency reserves) which would be shown on the liabilities side of a balance sheet of such Person prepared in accordance with generally accepted accounting principles as of such date; (ii) all indebtedness secured by any mortgage, pledge, lien, security interest or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed; (iii) all Capitalized Lease Obligations; and (iv) all indebtedness of others which such Person has guaranteed.

                    For the purpose of computing the Indebtedness of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depository in trust the necessary funds, or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness, for the payment, redemption or satisfaction of such Indebtedness.

                    "INDENTURE" means this Indenture as amended from time to time.

                    "INTEREST CHARGES" on any Indebtedness of any Person for any period, means all amounts which would, in accordance with generally accepted accounting principles, be deducted in computing net income for such Person for such period on account of interest on such Indebtedness, including imputed interest in respect of Capitalized Lease Obligations and amortization of debt discount and expense.

                    "NOTE" OR "NOTES" means the Notes described above issued under this Indenture.

                    "OFFICERS" means the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, Executive Vice President, Vice President or Assistant Vice President, the Treasurer, the Controller, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Corporation.

                    "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, a Vice Chairman, President, a Senior Vice President, an Executive Vice President, a Vice President or the Treasurer of the Corporation. See Section 11.04 and 11.05.

                    "OPINION OF COUNSEL" means a written opinion from legal counsel who may be an employee of or counsel to the Corporation or the Trustee and who is acceptable to the Trustee. See Sections 11.04 and 11.05.

                    "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                    "PRINCIPAL" of any Note means the principal of such Note plus the premium, if any, on such Note.

                    "PRO FORMA ANNUAL INTEREST CHARGES" means as of any date, the net amount (without duplication) of (i) Interest Charges in respect of Consolidated Indebtedness outstanding on such date, after giving effect to any Consolidated Indebtedness being retired out of the proceeds of any Indebtedness being created, assumed, incurred or guaranteed on such date, for the period of 12 full calendar months next preceding such date, plus (ii) Interest Charges in respect of any Indebtedness being created, assumed, incurred or guaranteed on such date for the period of 12 full calendar months next succeeding such date.

                    "REDEMPTION DATE" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

                    "REDEMPTION PRICE" when used with respect to any Note to be redeemed means the price at which it is to be redeemed pursuant to this Indenture and the Note.

                    "SEC" means the Securities and Exchange Commission.

                    "SIGNIFICANT SUBSIDIARY" means any Subsidiary within the meaning of Rule 12b-2 under the Exchange Act, as the same may be amended from time to time.

                    "STOCKHOLDERS' EQUITY" means, as applied to any Person on any date of determination, the amount which would be shown on the balance sheet of such Person as the difference between such Person's total assets and total liabilities, which amount will include capital stock, capital surplus and retained earnings, all as calculated in accordance with generally accepted accounting principles.

                    "SUBSIDIARY" means any company (i) a majority (by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by the Corporation or by any Subsidiary of the Corporation if the holders of the shares of such class or classes are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency; or
(ii) a majority of other ownership interests of which shall be owned by the Corporation or by any Subsidiary of the Corporation, including, without limitation partnership interests, joint venture interests or ownership by means of asset ownership and control.

                    "TANGIBLE ASSETS" means, as applied to any Person at any date, all assets other than those which would be treated as intangibles under generally accepted accounting principles, including, without limitation, as intangibles such items as good will, trademark, trade names, service marks, brand names, copyrights, patents, licenses and rights with respect to the foregoing, unamortized debt discount and expense, and organization expenses.

                    "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date shown above except as provided in Section 9.03.

                    "TOTAL CAPITALIZATION" means as applied to any Person on any date of determination, the sum of such Person's Funded Debt and Stockholder's Equity.

                    "TRUSTEE" means the party named as such above until a successor replaces it pursuant to the applicable provisions of the Indenture and thereafter means the successor.

                    "TRUST OFFICER" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                    "UNITED STATES" means the United States of America.

                    "U.S. GOVERNMENT OBLIGATIONS" means securities that are
(x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof.

                    "VOTING STOCK" means stock having the present right to vote for the election of directors of a corporation.

                    SECTION 1.02  OTHER DEFINITIONS.

                              Term        Defined in Section

                         "BANKRUPTCY LAW"         6.01
                         "CUSTODIAN"              6.01
                         "EVENTS OF DEFAULT"      6.01
                         "LEGAL HOLIDAY"         11.07
                         "PAYING AGENT"           2.03
                         "REGISTRAR"              2.03
                         "REPRESENTATIVE"        10.01
                         "REDEMPTION REQUEST"    10.02

                    SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                    The following TIA terms used in this Indenture have the following meanings:

                    "INDENTURE SECURITIES" means the Notes.

                    "INDENTURE SECURITY HOLDER" means a Noteholder.

                    "INDENTURE TO BE QUALIFIED" means this Indenture.

                    "INDENTURE TRUST" or "INSTITUTIONAL TRUSTEE" means the Trustee.

                    "OBLIGOR" on the indenture securities means the Corporation.

                    All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them.

                    SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

                    (1)       a term has the meaning assigned
                              to it;

                    (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

                    (3)       "or" is not exclusive;

                    (4) words in the singular include the plural, and in the plural include the singular;

                    (5) provisions apply to successive events and transactions; and

                    (6) "Section" shall refer to a Section of this Indenture.


                                  ARTICLE 2

                                  THE NOTES

                    SECTION 2.01. AUTHORIZATION AND DESCRIPTION; FORM AND DATING. There is hereby authorized to be issued under this Indenture a single issue or series of Notes designated __% Notes due June 1, 2012, limited in aggregate principal amount to $8,000,000. The form of the Notes to be originally issued as Global Securities shall be substantially in the form of Exhibit A attached hereto and the form of the Notes to be issued in exchange for a Global Security shall be substantially in the form of Exhibit B attached hereto, respectively, with such insertions, omissions and other variations as may be necessary to conform to the provisions of this Indenture, the terms of such Exhibits A and B being incorporated herein by reference and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall mature and become payable on June 1, 2012 and shall bear interest from the date set forth in the form of Note contained herein at the rate of __% per annum.

                    SECTION 2.02. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Notes for the Corporation by manual or facsimile signature. The Corporation's seal shall be reproduced on the Notes.

                    If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

                    A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                    The Trustee shall authenticate Notes for original issue up to aggregate principal amount of $8,000,000 upon a written order of the Corporation signed by two Officers. The aggregate principal amount of Notes outstanding at any time may not exceed that amount except as provided in Section 2.07.

                    The Trustee may appoint an authenticating agent acceptable to the Corporation to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication of such agent. An authenticating agent has the same rights as an Agent to deal with the Corporation or an Affiliate.

                    SECTION 2.03. REGISTRAR AND PAYING AGENT. The Corporation shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Corporation in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Corporation may appoint one or more co-registrars and one or more additional paying agents. The Corporation or any Subsidiary may act as Registrar or Paying Agent. The term "Paying Agent" includes any additional paying agent.

                    The Corporation shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Corporation fails to maintain a Registrar, Paying Agent or agent for service of notices and demands or fails to give the foregoing notice, the Trustee shall act as such.

                    The Corporation initially appoints Norwest Bank Minnesota, National Association, as Registrar, Paying Agent and agent for service of notices and demands.

                    SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. The Corporation shall require each Paying Agent other than the Trustee to agree in writing that the

Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any Default by the Corporation in making such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Corporation at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Corporation (or any Subsidiary) acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

                    SECTION 2.05. NOTEHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Corporation shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list of names and addresses of Noteholders in such form and as of such date as the Trustee may reasonably require.

                    SECTION 2.06. TRANSFER AND EXCHANGE. When Notes are presented to the Registrar or a co-registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange, provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Registrar duly executed by the Holder thereof or by his or her attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of Notes, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, other than exchanges pursuant to Sections 2.10 or 3.07. A Global Security shall be exchangeable pursuant to this
Section 2.06 for Notes registered in the names of Persons other than the Depository or its nominee only as provided in this paragraph. A Global Security shall be exchangeable pursuant to this Section 2.06 if (x) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such series or at any time ceases to be a clearing agency registered as such under the Exchange Act, (y) the Corporation executes and delivers to the Trustee an Officers' Certificate providing that such Global Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default which entitles the Holders to accelerate the maturity thereof. Notes so issued in exchange for a Global Security shall be of like tenor and maturity, in authorized denominations and in the aggregate having the same principal amount as the Global Security to be exchanged, and shall be registered in such names as the Depository for such Global Security shall direct.

                    Notwithstanding any other provisions of this Section 2.06, a Global Security may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

                    SECTION 2.07. REPLACEMENT NOTES. If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Corporation shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Corporation, an indemnity bond must be obtained and be sufficient in the judgment of both to protect the Corporation, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Corporation may charge for its expenses in replacing a Note.

                    Every replacement Note is an additional obligation of the Corporation.

                    SECTION 2.08. OUTSTANDING NOTES. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, and those described in this Section 2.08 as not outstanding.

                    If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                    If Notes are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

                    A Note does not cease to be outstanding because the Corporation or an Affiliate holds the Note.

                    SECTION 2.09. TREASURY NOTES. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Corporation or an Affiliate shall be disregarded, except for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent. Only Notes which the Trustee knows are so owned shall be disregarded.

                    SECTION 2.10.  TEMPORARY NOTES.   Until definitive Notes are
ready for delivery, the Corporation may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Corporation considers appropriate for temporary Notes. Without unreasonable delay, the Corporation shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

                    SECTION 2.11 CANCELLATION. The Corporation at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange or payment and shall dispose of cancelled Notes as the Corporation directs. The Corporation may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

                    SECTION 2.12. DEFAULTED INTEREST. If the Corporation defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Noteholders on a subsequent record date. The Corporation shall fix the special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before the special record date, the Corporation shall mail to Noteholders a notice that states a special record date, the payment date and the amount of interest to be paid.

                    SECTION 2.13. PERSONS DEEMED OWNERS. Prior to due presentment of a Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for purposes of receiving payment of principal of (and premium, if any) and (subject to Section 2.12) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Corporation, the Trustee nor any agent of the Corporation or the Trustee shall be affected by notice to the contrary. All such payments so made to any such Person, or upon such Person's order, shall be valid, and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

                    Except to the extent provided in Section 6.06 and 6.07 hereof, no Beneficial Owner of any interest in any Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Security, and such Depository may be treated by the Corporation, the Trustee, and any agent of the Corporation or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depository and such Beneficial Owners of interests, the operation of customary practices governing the exercise of the rights of the Depository as holder of any Note.

                                   ARTICLE 3

                            REDEMPTION OF NOTES AT
                             CORPORATION'S OPTION

                    SECTION 3.01. REDEMPTION RIGHT AT CORPORATION'S OPTION. The Corporation has the right to redeem the Notes prior to maturity at its sole option, in whole or in part, at any time and from time to time on or after December 1, 2002 at the Redemption Prices specified in paragraph 5 of the Note, subject to the terms and conditions set forth in this Article 3. The election of the Corporation to redeem any Note shall be evidenced by a Board Resolution.

                    SECTION 3.02. NOTICES TO TRUSTEE. If the Corporation wishes to redeem Notes pursuant to paragraph 5 of the Note, it shall notify the Trustee of the Redemption Date and the principal amount and maturities of Notes to be redeemed. The Corporation shall give the notice provided for in this Section not less than 45 days prior to the Redemption Date.

                    SECTION 3.03. SELECTION OF NOTES TO BE REDEEMED. If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed by lot. The Trustee shall make the selection not more than 60 days before the Redemption Date from Notes then outstanding that have not been previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of Notes that the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                    SECTION 3.04. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a Redemption Date, the Corporation shall mail notice of redemption to each Holder whose Notes are to be redeemed.

                    The notice shall state:

                    (1)       the Redemption Date;

                    (2)       the Redemption Price;

                    (3)       the name and address of the Paying Agent;

                    (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                    (5) that interest on Notes called for redemption ceases to accrue on and after the Redemption Date (unless the Corporation shall default in the payment of the Redemption Price): and

                    (6) if less than all of the Notes outstanding are to be redeemed, the identification (and in the case of partial redemption, the respective principal amounts) of the Notes to be redeemed.

                    At the Corporation's request, the Trustee shall give notice of redemption in the Corporation's name and at its expense.

                    SECTION 3.05. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date at the Redemption Price.

                    SECTION 3.06. DEPOSIT OF REDEMPTION PRICE. On or before the Redemption Date, the Corporation shall deposit with the Paying Agent cash sufficient to pay the Redemption Price and accrued interest on all Notes to be redeemed.

                    SECTION 3.07. NOTES REDEEMED IN PART. Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder a new Note having the same maturity as, and equal in principal amount to, the unredeemed portion of the Note surrendered.


                                  ARTICLE 4

                                  COVENANTS

                    SECTION 4.01. PAYMENT OF NOTES. The Corporation shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Trustee or any Paying Agent holds on that date money sufficient to pay all principal and interest then due, provided that if Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

                    The Corporation shall pay interest on overdue principal at the rate borne by the Notes; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                    SECTION 4.02. REPORTING. The Corporation shall file with the Trustee within 30 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Corporation is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Corporation also shall comply with the other provisions of TIA Section 314(a).

                    SECTION 4.03. CORPORATE EXISTENCE. Subject to Article 5, the Corporation will continue to be qualified to do business as a Montana corporation and will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence (charter and statutory) and franchises of the Corporation; provided however, that the Corporation shall not be required to preserve any such right or franchise, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Corporation and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

                    SECTION 4.04. PAYMENT OF TAXES AND OTHER CLAIMS. The Corporation will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or upon the income, profits or property of the Corporation and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Corporation; provided, however, that the Corporation shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                    SECTION 4.05. RESTRICTIONS ON SALE OF ASSETS. The Corporation will not directly or indirectly sell or otherwise dispose of any of its properties or assets (except (i) properties or assets disposed of in the ordinary course of business, (ii) properties or assets which the Corporation determines in good faith are no longer usable or of economic advantage in the conduct of any business by the Corporation or any Subsidiary or (iii) properties or assets transferred by any Subsidiary to the Corporation or a Subsidiary) if, as a result of such sale or other disposition, the aggregate net book value of all properties and assets so disposed of during the twelve-month period next preceding the date of such sale or other disposition would constitute more than 15% of the aggregate book value (on a consolidated basis for the Corporation and its Subsidiaries) of all Tangible Assets of the Corporation and its Subsidiaries; provided, however, that any such sale may be disregarded for the purposes of this Section 4.05 if the proceeds therefrom are reinvested within twelve months in businesses related to the business of the Corporation or are used to prepay Notes upon their terms.

                    SECTION 4.06. RESTRICTIONS ON LIENS OR SECURED INDEBTEDNESS. The Corporation and its Subsidiaries will not directly or indirectly, create, incur, assume or permit to exist any mortgage, lien, charge or encumbrance on, or security interest in, or pledge of, or conditional sale or other title retention agreement (all such mortgages, liens, charges, encumbrances, security interests, pledges and agreements being hereinafter referred to in this
Section 4.06 as "liens") with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) now owned or hereafter acquired by the Corporation or any Subsidiary, or any interest therein or income or profits therefrom, without equally and ratably securing the Notes with a lien ranking ratably with, and equal to, such secured indebtedness; provided, however, that the restrictions of this Section 4.06 shall not prohibit:

             (1) liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 4.04 hereof;

             (2) statutory liens of landlords and liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor and if no material items of property would be lost, forfeited or materially damaged as a result of such contest;

             (3) liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payments of borrowed money);

             (4) any judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

             (5) leases or subleases granted to others in ordinary course of business and not interfering with the ordinary conduct of the business of the Corporation or any Subsidiary;

             (6) easements, rights of way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business and not interfering with the ordinary conduct of the business of the Corporation or any Subsidiary;

             (7) liens on the property or assets of any Subsidiary securing Indebtedness of such Subsidiary owing to the Corporation;

             (8) liens to secure the purchase price or construction cost of capital assets acquired by or constructed for the Corporation or any Subsidiary after the date hereof or existing on assets of the Company or any Subsidiary acquired at the time of acquisition provided that (i) each such lien shall at all times be confined solely to the asset in question, (ii) the aggregate principal amount of Indebtedness secured by any such lien shall not exceed 100% of the cost of the acquisition or construction of the asset subject thereto or the fair market value of such asset, whichever is lower and (iii) any such lien on any property acquired, constructed or improved by the Company or any Subsidiary after the date of this Indenture shall be created or assumed contemporaneously with, or within 180 days after, such acquisition, or completion of such construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 180 day period; and

             (9) any other liens or charges securing indebtedness not exceeding $1,000,000 in the aggregate.

    SECTION 4.07. RESTRICTIONS ON INCURRING ADDITIONAL FUNDED DEBT. The Corporation will not create, assume or incur additional Funded Debt unless:

             (1) Consolidated Net Income Available for Interest Charges in two of the three preceding fiscal years shall have exceeded 150% of the Pro Forma Annual Interest Charges of the Corporation and its Subsidiaries. If the proceeds from the additional Funded Debt are to be used to acquire an operating company which will become a Subsidiary of the Corporation, Consolidated Net Income Available for Interest Charges will be determined as if such company was a Subsidiary of the Corporation during the three preceding fiscal years; and

             (2) Consolidated Funded Debt of the Corporation, after giving effect to the additional Funded Debt to be incurred, will not exceed 65% of the Total Capitalization of the Corporation, after giving effect to the additional Funded Debt and the use of the proceeds therefrom.

        SECTION 4.08. RESTRICTIONS ON THE DECLARATION OF DIVIDENDS. The Corporation shall not declare or pay any dividends (other than dividends payable solely in shares of Common Stock of the Corporation or solely in rights to purchase Capital Stock of the Corporation) on, or set apart any sum for the payment of any dividends on, or make any other distribution, by reduction of capital or otherwise, in respect of, any shares of any class of Capital Stock of the Corporation unless after giving effect to such action the aggregate amount of dividend payments and related distributions made in the immediately preceding 60-month period would not exceed Consolidated Net Income for such period.

        SECTION 4.09. REPORTS TO GOVERNMENTAL AGENCIES. The Corporation will furnish to agencies of the State of Montana, including but not limited to the Public Service Commission of the State of Montana, the Commissioner of Insurance and the Securities Commissioner, such periodic reports or statements as they may reasonably require by law or regulation throughout the period in which the Notes remain outstanding.

        SECTION 4.10. COMPLIANCE CERTIFICATE. The Corporation shall deliver to the Trustee within 120 days after the end of each fiscal year of the Corporation an Officers' Certificate stating whether or not the signers know of any Default that occurred during fiscal year. If they do, the certificate shall describe the Default and its status. The certificate need not comply with Section 11.05.

                                  ARTICLE 5

                                  SUCCESSORS

        SECTION 5.01.  WHEN CORPORATION MAY MERGE, ETC.   The Corporation
will not dissolve or otherwise dispose of all or substantially all of its assets, and will not consolidate with or merge into another corporation, partnership or other entity; provided that the Corporation may consolidate with or merge into a corporation or partnership organized and existing under the laws of one of the states of the United States, or sell or otherwise transfer to another domestic corporation or partnership all or substantially all of its assets and thereafter dissolve, if the surviving, resulting or transferee corporation or partnership, as the case may be (if other than the Corporation): (i) assumes by supplemental indenture all of the obligations of the Corporation under this Indenture and further agrees that it will continue to operate its facilities as part of a system comprising a public utility regulated by the Public Service Commission of the State of Montana or another federal or state agency or authority; and (ii) has a net worth immediately subsequent to such acquisition, consolidation or merger equal to or greater than $10,000,000; and (iii) immediately after such acquisition, consolidation or merger, is not in default in the performance of any covenant or condition under this Indenture; and (iv) immediately after giving effect to such transaction, no Default, shall have happened and be continuing. For purposes of this Section 5.01, the term "net worth" shall mean the

Consolidated assets of the Corporation and its Consolidated Subsidiaries, less the Consolidated liabilities of the Corporation and its Consolidated Subsidiaries as determined in accordance with generally accepted accounting principles.

        At least 30 days prior to the consummation of any of the actions contemplated by this Section the Corporation shall deliver to the Trustee an Officers' Certificate and Opinion of Counsel each stating that the transaction and supplemental indenture comply with this Article. The surviving, resulting or transferee corporation or partnership, as the case may be, shall be the successor to the Corporation and deemed to and be substituted for the Corporation under the Indenture, and the predecessor Corporation in the case of a transfer or lease shall be released from all obligations and covenants under the Indenture and the Notes.

                               ARTICLE 6

                          DEFAULT AND REMEDIES

        SECTION 6.01.  EVENTS OF DEFAULT.  An "Event of Default" occurs if:

        (1) the Corporation defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days;

        (2) the Corporation defaults in the payment of the principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

        (3) the Corporation fails to comply with any of its other agreements in the Notes or this Indenture and the Default continues for the period and after the notice specified below;

        (4) if an event of default as defined in any mortgage, indenture or instrument under which there is outstanding, or by which there may be secured or evidenced, any (A) Indebtedness for money borrowed for which the Corporation or a Subsidiary is responsible or liable as obligor, guarantor or otherwise or (B) obligations of the Corporation or a Subsidiary as a lessee under leases required to be capitalized under generally accepted accounting principles, in either case in an aggregate principal amount of $1,000,000 or more, whether such Indebtedness or obligation now exists or shall hereafter be created, shall happen and shall result in such Indebtedness or obligation becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such Indebtedness or obligation shall not have been discharged, within a period of 10 days after written notice has been given to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding, specifying such event of default and requiring the Corporation to cause such acceleration to be rescinded or annulled or to cause such Indebtedness or obligation to be discharged and stating that such notice is a "Notice of Default" hereunder.

        (5) the Corporation or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

            (A) commences a voluntary case,

            (B) consents to the entry of an order for relief against it in an involuntary case,

            (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

            (D) makes a general assignment for the benefit of its creditors; or

        (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, and the order or decree remains unstayed and in effect for 60 days, that:

            (A) is for relief against the Corporation or any Significant
                Subsidiary, in an involuntary case,

            (B) appoints a Custodian of the Corporation, or any Significant
                Subsidiary, or for all or substantially all of the property of the Corporation, or any Significant Subsidiary, or

            (C) orders the liquidation of the Corporation, or any Significant
                Subsidiary.

        The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal and State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding notify the Corporation of the Default and the Corporation does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." The Trustee shall, if requested to do so by the holders of 25% in principal amount of the Notes, notify the Corporation of the Default pursuant to this Section.

        Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Event of Default (except for defaults to clauses (1) and (2) of Section 6.01 for which no written notice shall be required) unless written notice thereof shall have been given to a Trust Officer of the Trustee at the Corporate Trust Office by the Corporation, the Paying Agent, the Holder of a Note or an agent of such Holder or, in the case of an Event of Default under clause (4), by the trustee acting under any mortgage, indenture, or other instrument under which the event of default shall have occurred or by the holder or the agent of any holder of such Indebtedness.

        SECTION 6.02. ACCELERATION. If an Event of Default occurs and is continuing, the Trustee, by notice to the Corporation, or the Holders of at least 25% in principal amount of the Notes then outstanding, by notice to the Corporation and the Trustee, may declare the principal of, and accrued interest on, all the Notes to be due and payable. Upon such declaration, the principal and interest shall be due and payable immediately.

        The Holders of a majority in principal amount of the Notes then outstanding, by notice to the Trustee, may rescind an acceleration of all the Notes and its consequences if (i) all existing Events of Default have been cured or waived except nonpayment of the principal and interest that has become due solely because of the acceleration and (ii) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent default or impair any right consequent thereon.

        SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any to them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in such Event of Default. All remedies are cumulative to the extent permitted by law.

        SECTION 6.04. WAIVER OF PAST DEFAULT. The Holders of a majority in principal amount of the Notes, by notice to the Trustee, may waive an existing Default and its consequences, except a Default in the payment of principal of or interest on any Note, an uncured failure to make any redemption payment or an uncured Default with respect to a provision which cannot be modified under the terms of this Indenture without the consent of each Holder affected.

        SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Notes then outstanding may direct the time (subject to the reasonable time requirements of the Trustee), method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Noteholders, or, unless the Trustee is provided with indemnity pursuant to Section 7.01(e), would involve the Trustee in personal liability; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        SECTION 6.06. LIMITATION ON SUITS. A Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

        (1) the Holder gives to the Trustee notice of a continuing Event of Default;

        (2) the Holders of at least 25% in principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

        (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

        (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

        (5) during such 60-day period the Holders of a majority in principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

        SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

        SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for the whole amount of unpaid principal and accrued interest remaining unpaid.

        SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Corporation, its creditors or its property, and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payment to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses and disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

        SECTION 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     FIRST:  to the Trustee for amounts due under Section 7.07;

     SECOND: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

     THIRD:  to the Corporation.

        The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Article.

        SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to
Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

        SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Corporation covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture; and the Corporation (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

        SECTION 6.13. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Corporation, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

        SECTION 6.14. RECORD DATE. The Corporation may set a record date for purposes of determining the identity of Noteholders entitled to vote or consent to any action by vote or consent authorized or permitted by Section
7.04 and Section 7.05 of this Indenture. Such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of holders furnished to the Trustee pursuant to Section 2.05 of this Indenture prior to such solicitation.

                                 ARTICLE 7

                                  TRUSTEE

        SECTION 7.01.  DUTIES OF TRUSTEE.

    (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

    (b) Except during the continuance of an Event of Default:

        (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

        (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

    (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

        (1) This paragraph does not limit the effect of paragraph (b) of this Section;

        (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

        (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

    (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

    (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

    (f) The Trustee shall not be liable for interest on any money received by it except as otherwise agreed with the Corporation. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        SECTION 7.02.  RIGHTS OF TRUSTEE.  Except as otherwise provided in
Section 7.01:

    (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

    (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

    (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

    (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

        SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Corporation or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

        SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Corporation's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its authentication.

        SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Noteholders a notice of the Default within 90 days after it occurs. Except in the case of Default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

        SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. If required, within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report, dated as of such reporting date, that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2).

        A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC, each stock exchange on which the Notes are listed and the Corporation. The Corporation shall notify the Trustee when the Notes are listed on any stock exchange.

        SECTION 7.07. COMPENSATION AND INDEMNITY. The Corporation shall pay to the Trustee from time to time reasonable compensation for its services, including, following an Event of Default, the reasonable extraordinary fees and expenses of the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Corporation shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

        The Corporation shall indemnify the Trustee against any loss or liability incurred by it, with respect to the Trustee's fulfillment of its duties hereunder. The Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Corporation shall pay the reasonable fees and expenses of such counsel. The Corporation need not pay for any settlement made without its consent.

        The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

        To secure the Corporation's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Notes.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

        SECTION 7.08. REPLACEMENT OF TRUSTEE. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

        The Trustee may resign by so notifying the Corporation. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Corporation. The Corporation may remove the Trustee if:

    (1) the Trustee fails to comply with Section 7.10;

    (2) the Trustee is adjudged a bankrupt or an insolvent;

    (3) a receiver or public officer takes charge of the Trustee or its property; or

    (4) the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Corporation shall promptly appoint a successor Trustee.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of at least 10% in principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10(b), any Noteholder who has been a bond fide Holder of Notes for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if the Trustee fails to comply with the written request of such Noteholder to comply with Section 7.10(b).

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

        SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

        SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

        (a) This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $150,000 as set forth in its most recent published annual report of condition.

        (b) In no event shall the Corporation, or any person directly or indirectly controlling, controlled or under common control with the Corporation, serve as Trustee or Co-Trustee.

        (c) If the Trustee has or shall acquire any conflicting interest, as defined in this Section and if the default to which such conflicting interest related has not been cured or duly waived or otherwise eliminated within 90 days after the Trustee has ascertained that it has such conflicting interest, the Trustee shall within such 90-day period either eliminate such conflicting interest or resign in the manner and with the effect hereinabove specified in
Section 7.08 of this Article, such resignation to become effective upon the appointment of a successor trustee and such successor's acceptance of such appointment, and the Corporation shall take prompt steps to have a successor appointed in the manner provided in Section 7.08.

        (d) In the event that the Trustee shall fail to comply with the provisions of paragraph (c) of this Section, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit by mail to all Holders, as their names and address appear in the register of Noteholders, notice of such failure.

        (e) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if the Notes are in default and:

    (1) the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Corporation are outstanding or is Trustee for more than one outstanding series of securities under a single indenture of the Corporation, unless such other indenture is a collateral trust indenture under which the only collateral consists of Notes issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Corporation are outstanding, if

        (A) this Indenture and such other indenture or indentures (and all series of securities issuable thereunder) are wholly unsecured and rank equally, and such other indenture or indentures (and such series) are hereafter qualified under the TIA, unless the SEC shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of the TIA that differences exist between the provisions of this Indenture (or such series) and the provisions of such other indenture or indentures (or such series) which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures, or

        (B) the Corporation shall have sustained the burden of proving, on application to the SEC and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or under more than one outstanding series under a single indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures or with respect to such series; or

    (2) the Trustee shall come within the provisions of paragraphs (2) through
        (10) of TIA Section 310(b), subject to the exception permitted by the second sentence of TIA Section 310(b)(9).

        (f) Except in the case of Default in payment on any Note, the Trustee shall not be required to resign as provided in this Indenture if the Trustee sustains the burden of proving, on application to the SEC and after opportunity for hearing thereon, that

    (1) the Default under this Indenture may be cured or waived during a reasonable period and under the procedures of such application, and

    (2) a stay of the Trustee's duty to resign will not be inconsistent with the interests of the Noteholders.

        SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST CORPORATION. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed is subject to TIA Section 311(a) to the extent indicated.

        SECTION 7.12. APPOINTMENT OF CO-TRUSTEE. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustees in such jurisdiction. It is recognized that in case of litigation under this

Indenture, and in particular in case of the enforcement on an Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that an additional individual or institution be appointed as a separate or Co-Trustee.

        At any time or times, for the purpose of meeting the legal requirements of any jurisdiction, the Trustee and the Corporation may appoint an additional individual or institution as a separate or Co-Trustee, in which event each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture, to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or Co-Trustee but only to the extent necessary to enable such separate or Co-Trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or Co-Trustee shall run to and be enforceable by either of them. If the Corporation does not join in such appointment within 15 days after receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment.

        Should any deed, conveyance or instrument in writing from the Corporation be required by the separate or Co-Trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, including particularly the right to be paid its fees and expenses for services rendered, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Corporation. In case any separate or Co-Trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new Trustee or successor to such separate or Co-Trustee.

        The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of this Indenture shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such separate or Co-Trustee jointly, as shall be provided in the instrument appointing such separate or Co-Trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate or Co-Trustee.

                                   ARTICLE 8

                            DISCHARGE OF INDENTURE

     SECTION 8.01. TERMINATION OF CORPORATION'S OBLIGATIONS. The Corporation may at any time terminate all of its obligations under this Indenture if:

     (1) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, or, if the earliest date on which the Notes may be called for redemption is more than one year from such date, all of them are to be called for redemption on the earliest date on which they may be redeemed under arrangements satisfactory to the Trustee for giving the notice of redemption; and

     (2) the Corporation irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal and interest on the Notes at maturity or on redemption, as the case may be, and any interest payments due prior to maturity or redemption.

However, the Corporation's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 7.08 and 8.03 shall survive until the Notes are no longer outstanding. Thereafter, the Corporation's obligations in Sections 7.07 and
8.03 shall survive.

     After a deposit the Trustee upon request shall acknowledge in writing the discharge of the Corporation's obligations under this Indenture except for those surviving obligations specified above.

     In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. The U.S. Government Obligations shall not be callable at the issuer's option.

     SECTION 8.02. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to
Section 8.01. It shall apply the deposited money and the money from the U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Notes.

     SECTION 8.03. REPAYMENT TO CORPORATION. The Trustee and the Paying Agent shall promptly pay to the Corporation upon request any excess money or securities held by them at any time. The obligation of the Trustee and the Paying Agent to pay such excess money or securities to the Corporation shall survive the payment and/or cancellation of all of the Notes until all such excess funds or securities have been so paid.

     The Trustee and the Paying Agent shall pay to the Corporation upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Corporation, Noteholders entitled to the money must look to the Corporation for payment as general creditors unless an applicable abandoned property law designates another person.

                                  ARTICLE 9

                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.01 WITHOUT CONSENT OF HOLDERS. The Corporation and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

     (1)  to cure any ambiguity, omission, defect or inconsistency;

     (2)  to comply with Section 5.01; or

     (3) to make any change that does not materially adversely affect the rights of any Noteholder.

     SECTION 9.02. WITH CONSENT OF HOLDERS. The Corporation and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without the consent of each Noteholder affected, however, an amendment under this Section may not:

     (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

     (2) reduce the rate of or change the time for payment of interest on any Note;

     (3)  reduce the principal of or change the maturity of any Note;

     (4) waive a Default in the payment of the principal of or interest on any Note;

     (5)  make any Note payable in money other than that stated in the Note; or

     (6) modify the provisions of Sections 6.04, 6.07 and 9.02 (second sentence).

     After an amendment or supplement under this Section becomes effective, the Corporation shall mail to Noteholders a notice briefly describing the amendment.

     SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to or supplement of this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

     SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to such Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

     SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Corporation in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     SECTION 9.06. TRUSTEE PROTECTED. The Trustee need not sign any supplemental indenture that adversely affects its rights.


                                  ARTICLE 10

                    REDEMPTION OF NOTES AT HOLDER'S OPTION

     SECTION 10.01. REDEMPTION RIGHT AT HOLDER'S OPTION. Representatives of deceased Holders and, in the case of a Global Security, representatives of deceased Beneficial Owners of such Global Security, have certain optional redemption rights as set forth in the forms of Notes attached as Exhibits A and B hereto.

                                    ARTICLE 11

                                   MISCELLANEOUS

     SECTION 11.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by TIA
Section 310 to Section 317, the duties so imposed by the TIA shall control.

     SECTION 11.02. NOTICES. Any notice or communication by the Corporation or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail addressed as follows:

     if to the Corporation

          ENERGY WEST INCORPORATED
          1 First Avenue South
          Great Falls, Montana 59401
          Attn:  Treasurer

     if to the Trustee:

          NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
          Norwest Center
          Sixth Street and Marquette Avenue
          Minneapolis, Minnesota 55479-0069
          Attn: Corporate Trust Department

     The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication to a Noteholder shall be mailed by first-class mail to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

     If a notice of communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Corporation mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

     All notices or communications shall be in writing, except as set forth below.

     In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

     SECTION 11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Corporation, the Trustee, the Registrar and anyone else shall have the protection of TIA
Section 312(c).

     SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Corporation to the Trustee to take any action under this Indenture, the Corporation shall furnish to the Trustee:

     (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each Officers' Certificate (other than certificates provided pursuant to TIA
Section 314(a)(4)) or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (1) a statement that the person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

     (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     SECTION 11.06. RULES BY TRUSTEE AND AGENT. The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar or

Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     SECTION 11.07. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday, or a day on which banking institutions in the relevant jurisdiction are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     SECTION 11.08. NO RECOURSE AGAINST OTHERS. No liability under the Notes shall inure to any director, officer, employee or stockholders, as such, of the Corporation and each Noteholder, by accepting a Note, waives and releases all such liability.

     SECTION 11.09.  DUPLICATE ORIGINALS.  The parties may sign any number of
copies of this Indenture.   One signed copy is enough to prove this Indenture.

     SECTION 11.10. GOVERNING LAW. The laws of the State of Montana shall govern this Indenture and the Notes.

     SECTION 11.11. TABLE OF CONTENTS, HEADINGS, ETC. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                  SIGNATURES

                                       ENERGY WEST INCORPORATED


                                       By   __________________________________
                                            Name _____________________________
                                            Title ____________________________
Attest:


_________________________________
     Name _______________________
     Title ______________________


                                       NORWEST BANK MINNESOTA,
                                         NATIONAL ASSOCIATION,
                                         as Trustee


                                       By ____________________________________
                                          Curtis D. Schwegman,
                                          Assistant Vice President

                                   EXHIBIT A

          THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY.

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Energy West Incorporated, a Montana corporation, or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. (or in such other name as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                          ENERGY WEST INCORPORATED

                        __% Note due June 1, 2012

No. _________________                                  $______________________


                                                      CUSIP No. ______________


     ENERGY WEST INCORPORATED, a Montana corporation, for value received, hereby promises to pay to ______________________ , or registered assigns, the principal sum of ____________________ DOLLARS on June 1, 2012 and to pay interest on said principal sum at the rate of __% per annum calculated on the basis of a 360-day year of twelve 30-day months.

1.   Interest.

     ENERGY WEST INCORPORATED ("Corporation"), a Montana corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Corporation will pay interest semi-annually on

June 1 and December 1 of each year, commencing June 1, 1997. Interest on the Notes will accrue from the most recent date to which interest has been paid, or, if no interest has been paid previously, from the date of original issuance of this Note; provided that, if there is no existing default in the payment of interest, and if this Note is authenticated between a record date referred to below and the next succeeding interest payment date, interest shall accrue from the next interest payment date.

2.   Method of Payment.

     The Corporation will pay interest on the Notes (except defaulted interest) to the persons who are registered holders of Notes at the close of business on the record date next preceding the interest payment date. The Corporation will pay interest to such holders on the next interest payment date even though Notes are cancelled after the record date but on or before the interest payment date. The record date for payments on any June 1 shall be the immediately preceding May 15, and the record date for payments on any December 1, shall be the immediately preceding November 15. Holders must surrender Notes to a Paying Agent to collect principal payments. The Corporation will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay principal and interest by check payable in such money. The Corporation may mail an interest check to a holder's registered address.

3.   Paying Agent and Registrar.

     Initially, Norwest Bank Minnesota, National Association, Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0069 will act as Paying Agent and Registrar. The Corporation may change any Paying Agent, Registrar or Co-Registrar without notice. The Corporation or any of its Subsidiaries may act in any such capacity.

4.   Indenture.

     The Corporation issued the Notes under an Indenture dated as of _______, 1997 (the "Indenture"), between the Corporation and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section
Section 77aaa-77bbbb) (the "Act") as in effect on the date of the Indenture.

     The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of such terms. The Notes are unsecured general obligations of the Corporation limited to $8,000,000 in aggregate principal amount.

5.   Redemption at Corporation's Option.

     The Corporation may, at its option, at any time on or after June 1, 2002 redeem prior to maturity all the Notes or some of them from time to time after issuance at the following redemption prices (expressed in percentages of principal amount of the Notes) plus unpaid accrued interest to the redemption date.

     If redeemed during the twelve-month period beginning June 1:

                   Year                     Percentage
                   ----                     ----------
                   2002                        103%
                   2003                        102%
                   2004                        101%
                   2005 until maturity         100%

6.   Notice of Redemption.

     Notice of redemption at the Corporation's option will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at such holder's registered address as set forth in the register. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. On and after the redemption date (if there is no default in the payment of the redemption price by the Corporation), interest ceases to accrue on Notes or portions thereof called for redemption.

7.   Redemption at Beneficial Owner's Option.

     For purposes hereof, "Beneficial Owner" means the Person who has the right to sell, transfer or otherwise dispose of an interest in the Notes and the right to receive the proceeds therefrom, as well as interest, principal and premium (if any) payable in respect thereof. In general, a determination of beneficial ownership in the Notes will be subject to the rules, regulations and procedures governing the Depository and institutions that have accounts with the Depository or a nominee thereof ("Participants"). Participants may hold interests in the Notes as Beneficial Owners for their own accounts or as nominees for other Persons.

     Unless (i) the Notes have been declared due and payable prior to their maturity by reason of an Event of Default or (ii) the Corporation has mailed a notice of redemption, then in the event of the death of a Beneficial Owner, such Beneficial Owner's personal representative or surviving joint tenant(s) (the "Representative") has the right to request redemption of the Notes beneficially owned by such

Beneficial Owner prior to death, subject to the terms and conditions set forth in this paragraph 7.

     To request redemption of all or part of such deceased Beneficial Owner's interest in the Notes, the Representative shall deliver to the Trustee a written request for redemption in form satisfactory to the Trustee, signed by the Representative, accompanied by (i) a statement of the principal amount of the interest in the Notes to be redeemed (which amount shall be an integral multiple of $1,000), (ii) appropriate evidence of the Beneficial Owner's death and beneficial ownership at the time of death and (iii) appropriate evidence of the authority of the Representative (a "Redemption Request").
The Representative may withdraw any Redemption Request by delivering a written request for withdrawal to the Trustee prior to the payment of the redemption price of such interest.

     The Trustee shall promptly inform the Corporation of the receipt of a proper Redemption Request. On or before the date 60 days following the date on which the Trustee receives a proper Redemption Request, the Corporation shall deposit with the Paying Agent cash sufficient to redeem the interests covered by such Redemption Request at a price equal to 100% of their principal amount, plus accrued interest to the date of such deposit. Subject to arrangements with the Depository, all payments for interests in this Note that are to be redeemed pursuant to a Redemption Request shall be made to the Depository.

     The Corporation's obligation to redeem an interest in the Notes following receipt of a Redemption Request is subject to the following limitations: (i) the Corporation is not obligated to redeem on behalf of any deceased Beneficial Owner any interest in the Notes that exceeds an aggregate principal amount of $25,000 and (ii) in any 12-month period beginning June 1 the Corporation shall not be obligated to redeem interests in the Notes in excess of two percent (2%) of the aggregate principal amount of the Notes originally issued. Representatives may present Redemption Requests to the Trustee at any time and in any principal amount. Any interests in Notes that are not redeemed in any 12-month period beginning June 1 as the result of the two percent (2%) limitation will be held for redemption in the succeeding year. The Corporation may, at its discretion, exceed the $25,000 and two percent (2%) limitations. If the Corporation, although not obligated to do so, chooses to redeem interests of a deceased Beneficial Owner in excess of the $25,000 limitation, such redemption, to the extent that it exceeds the $25,000 limitation, shall not be included in the computation of the two percent (2%) limitation.

8.   Denominations, Transfer, Exchange.

     The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and

Notes may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

9.   Persons Deemed Owners.

     The registered holder of a Note may be treated as its owner for all purposes.

10.  Amendments, Supplements and Waivers.

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented, and any existing default may be waived, with the consent of holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Noteholder, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for assumption of Corporation obligations to Noteholders or to make any change that does not materially adversely affect the rights of any Noteholder.

11.  Defaults and Remedies.

     An Event of Default is: default for 30 days in payment of interest on the Notes; default in payment of principal on the Notes; failure by the Corporation for 30 days after notice to it to comply with any of its other agreements in the Indenture or the Notes; default in the payment of indebtedness having an outstanding principal balance of $1,000,000 or more under certain circumstances; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Corporation must furnish an annual compliance certificate to the Trustee.

12.  Trustee Dealings with Corporation.

     Norwest Bank Minnesota, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and preform services for the Corporation or its Affiliates, and may otherwise deal with the Corporation or its Affiliates, as if it were not Trustee.

13.  No Recourse Against Others.

     A director, officer, employee or shareholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14.  Authentication.

     This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15.  Abbreviations.

     Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST= Custodian, and U/G/M/A = Uniform Gifts to Minors Act.

Dated: ______________________
Authenticated:

NORWEST BANK MINNESOTA,                ENERGY WEST INCORPORATED
  NATIONAL ASSOCIATION, as Trustee

By ______________________________      By ____________________________________
      Its Authorized Signer                Its

                                       By ____________________________________
                                           Its Treasurer

                                                      (SEAL)

                            __________________________

     The Corporation will furnish to any Noteholder upon written request and without charge a copy of the Indenture.

Requests may be made to: Treasurer, Energy West Incorporated, 1 First Avenue South, Great Falls, Montana 59401.

                               ASSIGNMENT FORM

I/We assign and transfer this Note to

[                      ]

(Insert assignee's social
security or tax I.D. number)

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

           (Print or type name, address and zip code of assignee)

and irrevocably appoint _____________________________________ as agent to transfer this Note on the books of the Corporation. The agent may substitute another to act for him.

Date:_________________                 Signature _____________________________
                                                 (Sign exactly as your name
                                                 appears on the other side of
                                                 this Note)

                                   EXHIBIT B

                                (Face of Note)

                           ENERGY WEST INCORPORATED

                         __% Note due June 1, 2012

No.    R-                                                 $
     ---------------------                                   ------------------


                                               CUSIP No.
                                                        ----------------------



                    ENERGY WEST INCORPORATED, a Montana corporation, for value
received, hereby promises to pay to                            , or registered
                                    --------------------------
assigns, the principal sum of                              DOLLARS on June 1,
                              ----------------------------
2012 and to pay interest on said principal sum at the rate of         per annum
                                                             ---------
calculated on the basis of a 360-day year of twelve 30-day months.

Dated:
      -----------------------
Authenticated:

NORWEST BANK MINNESOTA,                         ENERGY WEST INCOPORATED
  NATIONAL ASSOCIATION,
  as Trustee

By                                              By
   --------------------------                     ----------------------------
     Its Authorized Signer                        Its
                                                     -------------------------
                                                By
                                                  ----------------------------
                                                  Its Treasurer


                                                          (SEAL)

                               (REVERSE OF NOTE)

1.   Interest.

            ENERGY WEST INCORPORATED ("Corporation"), a Montana corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Corporation will pay interest semi-annually on June 1 and December 1 of each year, commencing June 1, 1997. Interest on the Notes will accrue from the most recent date to which interest has been paid, or, if no interest has been paid previously, from the date of original issuance of this Note; provided that, if there is no existing default in the payment of interest, and if this Note is authenticated between a record date referred to below and the next succeeding interest payment date, interest shall accrue from the next interest payment date.

2.   Method of Payment.

            The Corporation will pay interest on the Notes (except defaulted interest) to the persons who are registered holders of Notes at the close of business on the record date next preceding the interest payment date. The Corporation will pay interest to such holders on the next interest payment date even though Notes are cancelled after the record date but on or before the interest payment date. The record date for payments on any June 1 shall be the immediately preceding May 15, and the record date for payments on any December 1, shall be the immediately preceding November 15. Holders must surrender Notes to a Paying Agent to collect principal payments. The Corporation will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay principal and interest by check payable in such money. The Corporation may mail an interest check to a holder's registered address.

3.   Paying Agent and Registrar.

            Initially, Norwest Bank Minnesota, National Association, Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0069, will act as Paying Agent and Registrar. The Corporation may change any Paying Agent, Registrar or Co-Registrar without notice. The Corporation or any of its Subsidiaries may act in any such capacity.

4.   Indenture.

            The Corporation issued the Notes under an Indenture dated as of _______, 1997 (the "Indenture"), between the Corporation and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the

Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "Act") as in effect on the date of the Indenture.

            The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of such terms. The Notes are unsecured general obligations of the Corporation limited to $8,000,000 in aggregate principal amount.

5.   Redemption at Corporation's Option.

            The Corporation may, at its option, at any time on or after June 1, 2002 redeem prior to maturity all the Notes or some of them from time to time after issuance at the following redemption prices (expressed in percentages of principal amount of the Notes) plus unpaid accrued interest to the redemption date.

            If redeemed during the twelve-month period beginning June 1:


         Year                 Percentage
         ----                 ----------

         2002                   103%
         2003                   102%
         2004                   101%
         2005 until maturity    100%

6.   Notice of Redemption.

            Notice of redemption at the Corporation's option will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at his registered address as set forth in the register. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. On and after the redemption date (if there is no default in the payment of the redemption price by the Corporation), interest ceases to accrue on Notes or portions thereof called for redemption.

7.   Redemption at Beneficial Owner's Option.

            For purposes hereof, "Beneficial Owner" means the Person who has the right to sell, transfer or otherwise dispose of an interest in the Notes and the right to receive the proceeds therefrom, as well as interest, principal and premium (if any) payable in respect thereof.

            Unless (i) the Notes have been declared due and payable prior to their maturity by reason of an Event of Default or (ii) the Corporation has mailed a notice of redemption, then in the event of the death of a Beneficial Owner, such Beneficial

Owner's personal representative or surviving joint tenant(s) (the
"Representative") has the right to request redemption of the Notes beneficially owned by such Beneficial Owner prior to death, subject to the terms and conditions set forth in this paragraph 7.

            To request redemption of all or part of such deceased Beneficial Owner's interest in the Notes, the Representative shall deliver to the Trustee a written request for redemption in form satisfactory to the Trustee, signed by the Representative, accompanied by (i) a statement of the principal amount of the interest in the Notes to be redeemed (which amount shall be an integral multiple of $1,000), (ii) appropriate evidence of the Beneficial Owner's death and beneficial ownership at the time of death and (iii) appropriate evidence of the authority of the Representative (a "Redemption Request"). The Representative may withdraw any Redemption Request by delivering a written request for withdrawal to the Trustee prior to the payment of the redemption price of such interest.

            The Trustee shall promptly inform the Corporation of the receipt of a proper Redemption Request. On or before the date 60 days following the date on which the Trustee receives a proper Redemption Request, the Corporation shall deposit with the Paying Agent cash sufficient to redeem the interests covered by such Redemption Request at a price equal to 100% of their principal amount, plus accrued interest to the date of such deposit.

            The Corporation's obligation to redeem an interest in the Notes following receipt of a Redemption Request is subject to the following limitations: (i) the Corporation is not obligated to redeem on behalf of any deceased Beneficial Owner any interest in the Notes that exceeds an aggregate principal amount of $25,000 and (ii) in any 12-month period beginning June 1 the Corporation shall not be obligated to redeem interests in the Notes in excess of two percent (2%) of the aggregate principal amount of the Notes originally issued. Representatives may present Redemption Requests to the Trustee at any time and in any principal amount. Any interests in Notes that are not redeemed in any 12-month period beginning June 1 as the result of the two percent (2%) limitation will be held for redemption in the succeeding year. The Corporation may, at its discretion, exceed the $25,000 and two percent (2%) limitations. If the Corporation, although not obligated to do so, chooses to redeem interests of a deceased Beneficial Owner in excess of the $25,000 limitation, such redemption, to the extent that it exceeds the $25,000 limitation, shall not be included in the computation of the two percent (2%) limitation.

 8.  Denominations, Transfer, Exchange.

            The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

9.   Persons Deemed Owners.

            The registered holder of a Note may be treated as its owner for all purposes.

10.  Amendments, Supplements and Waivers.

            Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented, and any existing default may be waived, with the consent of holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Noteholder, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for assumption of Corporation obligations to Noteholders or to make any change that does not materially adversely affect the rights of any Noteholder.

11.  Defaults and Remedies.

            An Event of Default is: default for 30 days in payment of interest on the Notes; default in payment of principal on the Notes; failure by the Corporation for 30 days after notice to it to comply with any of its other agreements in the Indenture or the Notes; default in the payment of indebtedness having an outstanding principal balance of $1,000,000 or more under certain circumstances; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Corporation must furnish an annual compliance certificate to the Trustee.

12.  Trustee Dealings with Corporation.

            Norwest Bank Minnesota, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Corporation or its Affiliates, and may otherwise deal with the Corporation or its Affiliates, as if it were not Trustee.

13.  No Recourse Against Others.

            A director, officer, employee or shareholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14.  Authentication.

            This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15.  Abbreviations.

            Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST= Custodian, and U/G/M/A = Uniform Gifts to Minors Act.

                 -------------------------------------------------


            The Corporation will furnish to any Noteholder upon written request and without charge a copy of the Indenture.

Requests may be made to:  Treasurer, Energy West Incorporated, 1
First Avenue South, Great Falls, Montana 59401.

                               ASSIGNMENT FORM

I/We assign and transfer this Note to

[                                             ]

(Insert assignee's social
security or tax I.D. number)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

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            (Print or type name, address and zip code of assignee)

and irrevocably appoint                                             as agent to
                        -------------------------------------------
transfer this Note on the books of the Corporation. The agent may substitute another to act for him.

Date:                                       Signature
     ----------------------------                     --------------------------
                                                      (Sign exactly as your name
                                                       appears on the other side
                                                       of this Note)